SCHEDULE 14A
                         (Rule 14a-101)

            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant   ____

     Filed by a Party other than the Registrant  __X__

     Check the appropriate box:

           ____     Preliminary Proxy Statement
              X     Definitive Proxy Statement
           ____     Definitive Additional Materials
            ____     Soliciting Material Pursuant to 14a-11(c) or
Rule 14a-12


                       ARNOX CORPORATION
        (Name of Registrant as Specified in its Charter)

                      Capston Network, Co.
            (Name of Person Filing Proxy Statement)

    Payment of Filing Fee (Check appropriate box):

        _X_   $125  per  Exchange Act Rules 0-11(c)(1)(ii),  14a-
6(i)(l) or 14a-6(i)(3)
        ___   $500 for each party to the controversy pursuant  to
Exchange Act Rule                    14a-6(i)(3)
        ___    Fee Computed on table below per Exchange Act Rules
14a-6(i)(4) and                    0-11.

                                     Date Filed: June 13, 1996





Dear Stockholder;

       This   Proxy   Statement,  its  accompanying   Letter   to
Stockholders and the enclosed proxy card are being furnished to holders of the common stock of Arnox in connection with the solicitations of consents by Capston Network Co. ["Capston"].

      Arnox filed a Chapter 11 petition with the U.S. Bankruptcy Court in New Jersey on September 11, 1989, designated Case # 89-07155, seeking protection from creditors. On December 18, 1989, the Arnox petition was converted to Chapter 7. Under Chapter 7, the company is liquidated to pay off creditors. On July 12, 1994 the Arnox bankruptcy was terminated. The Arnox corporate charter from Delaware went void on March 1, 1990 for failure to pay Delaware taxes. The last available price for the stock of Arnox, according to the National Quotation Bureau, was 1/8th of a dollar bid and asked. This price was established on September 10, 1990. There has been no further activity.

     Despite these reverses, Arnox is still a Registrant with the U.S. Securities and Exchange Commission ["SEC"]. Arnox is not current with its SEC reports and it is in arrears with its SEC payments; but Arnox is still a Registrant. This means that Arnox can still sell stock. But who would purchase Arnox stock in its current plight? The answer is nobody. However, if Arnox puts itself through a financial restructuring, this can change.
      Capston has taken the initiative of reinstating Arnox's original corporate charter by paying all of the company's past due taxes with Delaware. If this Restructuring is approved, Capston will bring Arnox current with its SEC reporting requirement and pay all fees owed to the SEC. With its standing fully restored in the State of Delaware and before the SEC, Arnox can make a private placement offering to a sophisticated buyer.

      Capston is asking the stockholders of Arnox to accept a ten for one reverse split, simultaneous with the issuance of a 90% block of stock to a new party, hereafter termed a Purchaser. If Arnox can offer a 90% block of stock, there are many attractive purchasers. These are private companies that want to become public. It is true that a ten- for-one reverse split means that every ten shares that you own will shrink to one share. But one share that sells for $5.00 or more [pricing that is entirely feasible] is worth more than ten shares that sell for 1/8th of a dollar each and shows no sign of moving.

     This is the opportunity presented to you by Capston. You can convert your Arnox securities back into an investment possessing value by voting for the Capston Plan.

Sincerely,


Sally Fonner / President
Capston Network, Co.

                       ARNOX CORPORATION
                          ____________

                        PROXY STATEMENT

                   SOLICITATIONS OF CONSENTS

      This document (the "Proxy Statement") describes a proposed financial restructuring (the "Restructuring") of ARNOX CORPORATION [hereafter "Arnox"], a reinstated Delaware corporation and a Registrant with the Securities and Exchange Commission. This Proxy Statement is being furnished to stockholders of Arnox in connection with the solicitation of consents relating to the Restructuring of Arnox and other matters, more fully set forth in this Proxy Statement.

      This Proxy Statement has been assembled and distributed by Capston Network, Co. ["Capston"], in Capston's capacity as a stockholder of Arnox. Capston has reinstated Arnox under its original charter. Through this Proxy Statement, Capston is presenting a proposal [the "Capston Plan"] for Restructuring Arnox and other matters, including a solicitation of your consent to allow Capston to file reports on the Registrant's behalf with the SEC and to make representations to outsiders for the Registrant, consistent with the terms set forth in this Proxy Statement.

      This is not a Prospectus. No shares are to be issued or exchanged at this time if the Capston Plan is approved. However, by voting for the Capston Plan, a shareholder is committing themselves to a Restructuring, and pursuant to this Restructuring, shareholders will be asked to reduce your holdings of Arnox to one share for every ten shares that you now hold. The nine shares released will be transferred to a new Purchaser under a private placement transaction. This Purchaser will imbue Arnox with a new identity, new management and renewed value for Arnox stock. The identity of this new company and the specific terms governing the issuance and exchange of this stock will be set forth in a second proxy statement / prospectus, to be issued if this Proxy Statement is approved and when Capston has located a company deemed suitable to Arnox.

       This transaction has not been approved or disapproved by the Securities and Exchange Commission ["SEC"] or any State Securities Commission nor has the Securities and Exchange Commission or any State Securities Commission passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

       This Proxy Statement is being mailed to shareholders on June 13, 1996. Proxy Statements must be returned in twenty calendar days. This solicitation of consents will expire at 5:00 p.m., New York City Time on July 3, 1996, unless it is extended.

                       TABLE OF CONTENTS


     Cover

     Letter to Stockholders

     Proxy Statement Summary                                 p. 2

     I. Solicitations of Consent                             p. 3

     II. Information about the Company                       p. 4

         Arnox Update
         Arnox as SEC Registrant
         Shareholder Exposure
         Value of Arnox Stock
         Restructuring Capitalization

     III. The Capston Plan                                   p. 7

     IV.  Information Concerning Participants                p. 8

          Capston Network, Co.
          Biographical Sketches on Participants

     V.   Additional Pertinent Information                  p. 11

          Compliance with 230.419 An Offering
              from a Blank Check Company
          Comment on Shell Companies
          Private Offering Exemption

     VI.  Compliance With SEC Proxy                         p. 17
              Solicitation Rules

     VII. Conclusion                                        p. 21




                            SUMMARY

      The following is a summary of certain information contained in this Proxy Statement and is qualified in its entirety by the more detailed information appearing elsewhere in the Proxy
Statement.

The Company

     Arnox ceased operations in 1989, when it entered bankruptcy. This condition endured until July, 1994. At that time, the Arnox bankruptcy was closed. Presently, Arnox has no assets and no business purpose and would qualify for the term Blank Check Company.

     Arnox stock is selling for 1/8th of a point and there has been no trading since 1990. Without a major and transforming act of its own, Arnox is doomed to continue to languish and your investment in this security will remain de minimis.

The Capston Plan

     Capston owns stock in Arnox and wants to see the value of this stock restored. This can be accomplished through a financial restructing of the existing capitalization. Existing shareholders are hereby being asked to approve a ten for one reverse split, whereby every ten shares presently held in Arnox will be exchanged for one share in the Company after it has been through a restructuring. The ninety percent block of stock released will be tranferred to a Purchaser, who in turn, will install new management and a new identity.

The Opportunity

    Arnox can be salvaged. Only shareholder support is needed. By voting for the Capston Plan, you can ratify a plan for restructuring the Arnox capitalization and passing control to a new party. No transfer of control will occur without your specific approval. Capston will mail a second Proxy - Prospectus to all security holders of record. This will identify the Purchaser and seek specific approval to surrender ten shares of stock for one share in a restructured company. Once this is approved, the Purchaser can install new management and imbue the Arnox stock with new value.

    Through this Proxy Statement, Capston is asking for authority to speak on behalf of Arnox, to file reports with the SEC on Arnox behalf, and to seek out a qualified Purchaser that can install new management and revive Arnox stock.




                  I. SOLICITATIONS OF CONSENTS

                      TO THE CAPSTON PLAN

General

      According to the Arnox Quarterly Report filed on July 1, 1989, there were 3,417,025 shares of Arnox Common Stock outstanding and entitled to vote. Common Stock constitutes the only class of outstanding voting securities. Each share of common stock entitles its owner to one vote.

       This is a Consent Solicitation, which constitutes a Proxy within the meaning of section 14(a) of the Securities Exchange Act of 1934, as amended. By this mailing and through this information statement, you are being asked to execute a proxy and vote the number of shares that you own. If your shares are held in the name of a brokerage firm, bank or nominee, only this holder of record can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and give instructions for such shares to be voted. If your shares are registered in more than one name, the enclosed proxy must be signed by all registered owners to ensure that the shares are voted. Any shareholder giving a proxy may revoke their proxy if this revocation is received before the date that an action is scheduled to become effective. Just a duly executed proxy signed at a later date and received in a timely fashion, will suffice to revoke your original proxy. Proxies that are signed but lack any specifications will be voted in favor of the proposals set forth in this proxy. If you do not return a proxy, this failure to object or to dissent will be interpreted as a consent and as an authorization to pursue the plan recommended in this proxy.

      The  SEC  has  promulgated Regulation  14(A)  and  (C)  and
Schedule 14(A) and (C), which dictate the information that must be contained in an information statement such as this; how this information must be presented; how this information must be distributed; and whether or not this information must be filed. [See Compliance with S.E.C. Proxy Solicitation Rules.]

      This proxy does not ask you to do anything with your existing shares at this time, other than cast a vote commensurate with your holdings of securities. However, if the plan offered through this proxy should be approved, then you will be asked to make an investment decision at a later time. Though we cannot detail the specific investment decision that will follow, we can describe this investment decision in general terms. [See Proposed Capston Plan.]

       The   cost   of  soliciting  this  Proxy,  including   its
preparation, assembly and mailing, as well as the cost of forwarding such material to beneficial owners of the Company's Common Stock, will be borne by Capston, and no reimbursement will be sought by Capston from the Company for this expense. Capston will pay the standard charges of brokerage firms and other nominees or fiduciaries for sending proxy materials to their principles who are beneficial owners of Arnox Common Stock. Capston has no plans for solicitation of proxies over the phone or through personal interview, but Capston reserves the right to solicit the vote of a proxy holder, if said Proxy Holder takes the initiative and calls Capston, with questions concerning this proxy.

               II. INFORMATION ABOUT THE COMPANY

Arnox Update

     The shares of Arnox were registered with the SEC under an S-1 Registration Statement filed on October 21, 1985. This Registration Statement continues to remain valid. Prior to this Proxy Statement, the last Arnox filing with the SEC consisted of an 8 - K Current Report on September 11, 1989, reporting the filing of a bankruptcy petition. Arnox was in bankruptcy from September 11, 1989 to July 12, 1994, 4 years and eight months.

      On April 25, 1989, Arnox withdrew from NASDAQ because Arnox was no longer able to meet the minimum capital requirement imposed by NASDAQ's rules. Arnox's withdrawal from NASDAQ did not affect the company's public status or the company's stock. The charter for Arnox became inoperative on March 1, 1990 for failure to pay Delaware taxes. By this date, Arnox was in Chapter 7 of its bankruptcy proceeding, which is liquidation.

      At this time, Arnox qualifies as a Blank Check Company, which is an SEC term used to describe a company that no longer has a specific business purpose. [See Compliance with 230.419 An Offering from a Blank Check Company]. The term shell company is also employed. [See Comment on Shell Companies.] Arnox has no assets and no specific business purpose.

Arnox as SEC Registrant

     Despite the fact that Arnox did not have a listing on NASDAQ and its corporate charter in Delaware had gone void, Arnox was still a Registrant. As an SEC Registrant, Arnox has been delinquent. In the first place, the corporation which sponsored the Arnox registration is deemed the owner of this registration. Since the original Arnox corporate charter went void, the very legal existence of Arnox as a Registrant was open to challenge. In addition, Membership as a Registrant with the S.E.C. carries a cost. An annual fee of $250 has probably not been paid since 1990. Arnox has a reporting requirement with the SEC. Reports must be filed quarterly and annually on forms 10-Q and 10-K. The latter must include an audited financial statement. Arnox filed its last 10-K [Annual Report] on December 31, 1988.

      Before doing anything, Capston set out to discover whether the Arnox status as an SEC Registrant was salvageable. If the original corporate charter could not be reinstated, the answer was negative.

      Capston has caused Arnox to be revived under its original charter number, pursuant to Section 312 of the General Corporation Law of the State of Delaware. Section 312 of the General Corporation Law of the State of Delaware is titled "Renewal, revival, extension and restoration of certificate of incorporation." This states, in pertinent part, that any corporation may "procure an extension, restoration, renewal or revival of its certificate of incorporation, together with all the rights, franchises, privileges and immunities and subject to all of its duties, debts and liabilities which had been secured or imposed by its original certificate of incorporation ..." Only one debt was "secured or imposed by its original certificate" and this was the obligation of Arnox to pay its Delaware taxes. This debt has been satisfied.

      Fortunately, the other lapses, payment of past due SEC fees and bringing Arnox current with its reports, can also be corrected. If the security holders of Arnox approve Capston's Plan and give Ms. Fonner a mandate to represent them in negotiations with outsiders, Capston will pay these past due fees owed to the SEC and bring Arnox current with its reporting requirement. These matters should be pursued immediately, to bring Arnox in good standing with the SEC and secure its status as a Registrant.

Shareholder Exposure to Past Claims

      Under Section 282(c) of the General Corporation Law of the State of Delaware, the aggregate liability of any stockholder of a dissolved corporation for claims against the dissolved corporation cannot exceed the amount distributed to this stockholder in a dissolution. Capston has retrieved the Arnox bankruptcy files from archives and studied them. No distribution was made to stockholders. Since stockholders of Arnox received no distributions, Capston can assure you that as an Arnox stockholder, you are fully shielded from any liability under this provision of Delaware law for any past claims.

Value of Arnox Stock

      The latest figures available from the National Quotation Bureau, Inc., a firm devoted to doing research and generating information for the securities field, quotes the stock of Arnox at one-eighth of a point bid and one-eighth of a point asked. This price was established on September 10, 1990. National Quotation Bureau further reports that the stock has not been traded since this date, which means that it might be difficult to receive even one-eighth of a point for a share given the Company's derelict status. If you have forgotten about your security holdings in Arnox or written them off as a total loss, the National Quotation Bureau supports you in this decision. Arnox has been virtually forgotten and dismissed by the securities market.

Restructing the Company's Capitalization

     To turn this phenomena around, Arnox must restructure itself as a Company. This process is already in motion. Capston took the first essential step by reinstating the original corporate charter. Presently, security holders of Arnox control 100% of the Registrant; but 100% of zero is still zero. As a security holder of Arnox, the members of this registrant need to create new value in its stock. There is only one way to accomplish this task. A controlling block of stock must be sold to an outsider [termed a Purchaser], and this Purchaser must bring in new management. This new management must imbue Arnox with a new identity and a new business purpose. After control has shifted to the Purchaser, the equity interests of the present security holders will be diluted from 100% to a figure approximating 10%. However, if this Purchaser can inject the stock of Arnox with enough value to keep this stock trading at a price of $5.00 or higher per share, just ten percent of this revitalized capitalization is worth a lot more than 100% of what presently exists.

      The full impact of this dilution will not be felt by existing shareholders immediately. Under the Capston Plan, this Purchaser will acquire a ninety percent block of stock through a private sale pursuant to a private offering exemption. [See Private Offering Exemption.] This means that this controlling block of stock will not be registered. Once this sale is completed, the stock of the Purchaser will be restricted for at least two and possibly three years. Legends will be affixed to these stock certificates which clearly state, the stock is restricted and cannot be sold over an established securities exchange where sales are all reported. During this initial two or three year term, even though existing security holders will control 10% of the total stock outstanding, this 10% block will represent 100% of the shares that are freely trading. Only existing security holders will be able to take their stock to a broker-dealer and sell this stock through a securities exchange where sales are all reported.

       The party purchasing this controlling block of stock may launch an initial public offering. As a security holder, this would be strongly in your interest. This public offering can create long term value for your stock. If this happens, an initial public offering will still take at least six to nine months to reach the market. During this six to nine month term, existing security holders will control 100% of the shares that are freely trading.

      In summary, the Capston Plan contemplates a ten for one reverse split, which will have the effect of reducing existing stockholder equity from 100% down to 10%. However, the impact of this dilution will be cushioned for existing security holders by the terms of the private offering exemption. The effect of a dilution from 100% to 10% will not be felt overnight by existing security holders. The effect of this restructing will be realized in stages. At a minimum, existing shareholders of Arnox will still control 100% of the freely trading stock on the market for six to nine months, and this condition might endure for as long as two or three years.

      This restructuring plan, specifically the sale of a ninety percent control block of stock and the resulting dilution of equity interests for existing security holders from 100% to 10%, is indispensable to the task of instilling new value to the stock of Arnox.

      [The rest of this page is deliberately left blank.]



                     III. THE CAPSTON PLAN

       By filling out the enclosed Proxy Card and voting in favor
of   the   Capston  Plan,  you  are  ratifying,  consenting   and
authorizing the following changes.

   * I approve and ratify the action of Capston, in reinstating the original charter of Arnox Corporation and acting on behalf of the Corporation till either a suitable Purchaser is located or the passage of two years lapses, whichever event occurs first.

   * I authorize Capston and its authorized representatives, Ms. Sally Fonner and her counsel, Mr. Norman Sirak, to file 10 K Reports and 10 Q Reports with the SEC to bring Arnox current with its reporting requirement, plus any other reports that should properly be filed.

  * I authorize the payment by Capston of the annual fee owed to the SEC, upon the understanding that Capston will not seek reimbursement for this fee from Arnox.

   * I authorize Capston and its authorized representatives, Ms. Fonner and Mr. Sirak, to seek out a suitable purchaser for a ninety percent block of Arnox stock, although my final approval for the transfer of this block of stock shall be deferred until Capston can identify this Purchaser and describe this Purchaser fully in a subsequent Proxy / Prospectus.

       * I authorize in principle the Restructuring of Arnox and specifically the surrender of ten shares of existing Arnox stock for one share of common stock in a restructured company.

       * I approve of moving the company's principal place of business to 6550 First Avenue North, St. Petersburg, Florida
33710. [This is also the principal place of business for Capston.]

       * I approve of retaining the former stock transfer agent, Continental Stock Transfer & Trust Co. as the Company's stock transfer agent and ratify the action of restoring its Arnox file.

   *   I  authorize  Capston to give instructions to  Continental
Stock Transfer & Trust Co. and to inform Continental of my willingness to implement the restructuring of the company's capitalization.

   * I approve of convening the special meeting of stockholders, mandated by Section 312, paragraph (h) of the General Corporation Law of the State of Delaware, to be deferred until the Purchaser is identified and approved in a second proxy solicitation. I understand that the purpose for this special meeting of stockholders is to elect a full board of Directors. In the interim, I authorize Ms. Sally Fonner to serve as Acting President and Acting Secretary of the corporation.

   * I further authorize Capston, Ms. Fonner and Mr. Sirak to file any and all reports deemed necessary or convenient for the Restructuring of Arnox, as herein described, with the State of Delaware and before any other governmental bodies, and to do anything necessary or convenient to insure compliance with all applicable laws engaged by the Capston Plan.

            IV. INFORMATION CONCERNING PARTICIPANTS
                   IN THIS PROXY SOLICITATION

Capston Network, Co.

      Capston is a newly formed Delaware company which represents the culmination of a long term collaboration between two people, Ms. Sally Fonner and Mr. Norman Sirak. Its offices are located at 6550 First Ave. North, St. Petersburg, Florida 33710. Capston's telephone number is 813 443 5240.

       Mr. Sirak is an attorney licensed to practice in Ohio [Registration # 0038058] and in the District of Columbia [D.C. Bar # 162669 / D.C. Professional License # 49716]. His office is located at 1535 Baycrest Drive N.W., Canton, Ohio 44708. Mr. Sirak's phone number is (330) 588 9818 and his fax number is
(330) 588 8802.

      Capston seeks out companies such as Arnox, then goes about the painstaking and laborious process of locating the Arnox files and reviewing the company's activities to be sure the company can qualify for resurrection [companies tainted by fraud are immediately dismissed from consideration]; investigating and initiating the company's reinstatement under its original charter; acquiring a stockholders list and purchasing stock; then assembling and distributing this proxy statement. If recipients of this proposal reject the Capston Plan, this effort becomes a waste of time. Without a mandate from you, the stockholders, Capston is powerless to do anything. If the Capston Plan is approved, Capston locates a Purchaser, issues a Private Placement Memorandum, assembles a second proxy/ prospectus and distributes this to stockholders, and upon receiving stockholder approval, the Restructuring and Change of Control is pursued to completion.

      All fees charged by Capston and Mr. Sirak will be paid by the Purchaser and no reimbursement shall be sought from Arnox, the Registrant. Capston will receive a fee for its research efforts, its reinstatement of a corporate charter, its filing reports with the SEC to bring the charter of a Registrant into good standing, and for the enormous task of assembling and coordinating two proxy solicitations. This fee is expected to be at least $75,000 for this transaction and it could be higher. Mr. Sirak will receive a fee for his legal services. This consists of structuring the mechanism for resurrecting a company such as Arnox, drafting two proxy statements, drafting a Private Placement Memorandum for the Purchaser, doing due diligence on all parties that are associated with the Purchaser, drafting Amended and Restated Articles of Incorporation and Bylaws for the reinstated company, securing permits for doing business in all states requested by the Purchaser, doing a primary Registration Statement for at least one state and an application with Standard & Poor's for a secondary trading exemption in most of the remaining states, drafting the Amendment required for the Registrant's S-1 Registration Statement, drafting all documents necessitated for the stock transfer and merger, drafting all documents necessary to commence trading activity [most notably the 15c 2-11 Form] and preparing a corporate book with all appropriate records for the Purchaser. These fees are expected to equal at least $75,000 for this transaction and they could be higher.

Biographical Sketches

       Ms. Fonner has been an independently employed business consultant for most of the past fifteen years. She graduated from Stephens University in 1969 with a Bachelor of Arts Degree in Social Systems. After a stint in the private sector, Ms. Fonner returned to further her education and obtained her MBA Degree from the Executive Program of the University of Illinois. Ms. Fonner is forty-seven years old. In many of her assignments as a business consultant, she is frequently engaged in dealings which involve financiers and large monetary transactions. Currently, Ms. Fonner has been engaged for the last two years in the complex area of financing rehabilitation providers.

       Mr. Sirak has been an independently employed sole practitioner for the last twelve years. Mr. Sirak graduated from Miami University in 1969, where he received his bachelor of Science Degree in Business Administration. Mr. Sirak attended the Washington College of Law at American University and received his Juris Doctor Degree in 1972. Mr. Sirak is forty-nine years old. He was admitted into the Ohio Supreme Court in 1972 and to the District of Columbia Court of Appeals in 1973. Presently, Mr. Sirak is also licensed to practice law before the U.S. Supreme Court, the Sixth Circuit Court of Appeals, the District Court for the District of Columbia and others. Mr. Sirak's practice has leaned increasingly toward the securities field. In addition to practicing securities law, Mr. Sirak frequently travels abroad and his practice also brings him into contact with businesses located abroad.

         Business   Addresses        Shares  Beneficially   Owned
% of Class

     Capston Network, Inc.                    884 0.025%
     6550 First Ave. North
     St. Petersburg, Florida 33710

     Ms. Sally Fonner1                          - 0 -
     6550 First Ave. North
     St. Petersburg, Florida 33710

     Mr. Norman Sirak                         - 0 -
     1535 Baycrest Drive N.W.
     Canton, Ohio 44708






              V. ADDITIONAL PERTINENT INFORMATION

      A private or limited offering, such as the Capston Plan described herein, is not subject to the registration requirements of the Securities Act of 1933. However, this offering is fully subject to the antifraud provisions of the Securities Exchange Act of 1934, including specifically Section 15(b) and 17A(c)(4)(C) of said Act. Compliance with the anitfraud provisions requires the issuer of any such report to provide all pertinent information relating to the decision requested in the private offering.

      To understand and evaluate the Capston Plan, the following additional information is deemed pertinent: Compliance with 230.419, An Offering from a Blank Check Company; a Comment on Shell Companies; and an explanation of the Private Offering Exemption.

Compliance with 230.419
An Offering from a Blank Check Company

     The SEC has a definition which applies to Arnox Corporation. Arnox is a blank check company. [See 230.419(a)(2)(i).] A blank check company is a development stage company that has no specific business plan or purpose and has indicated that its only business plan is to engage in a merger with an unidentified company. This is precisely the predicament of Arnox.

      230.419(b) stipulates that all securities and funds issued in connection with an offering by a blank check company and the gross proceeds from the offering shall be deposited promptly into an escrow account maintained by an "insured depository institution" as this term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act [12 U.S.C. 1813(c)(2)].

      In the transaction contemplated by the Capston Plan, Arnox will issue ninety percent of its registered outstanding stock to the Purchaser, a term defined in 230.419(a)(3) as "any person acquiring securities directly or indirectly in the offering, for cash or otherwise ..." No cash will be exchanged between the Parties, meaning the Registrant [Arnox] and the Purchaser. In return for this ninety percent block of stock, the Purchaser will merge their existing company and operations into Arnox, and the Purchaser will conduct business from that day forward under the corporate charter of Arnox, though no doubt using another name. This qualifies as a situation where securities are being acquired otherwise.

       230.419(b)(3) states that "All securities issued in connection with the offering ... shall be deposited directly into the escrow or trust account promptly upon issuance." Because the Purchaser is almost certain to change the name of the corporation from Arnox to something which identifies them in the marketplace, it will be impossible to issue these certificates until the second proxy / prospectus is approved and the closing has occurred on the exchange of stock and merger. To comply with this section, Capston shall ask the company's registered agent to establish an escrow account on the Purchaser's behalf, and to desposit the securities acquired by this Purchaser into this escrow account promptly upon issuance.

      230.419(e)(1) states that "Upon execution of an agreement for the acquisition of a business or assets that will constitute the business (or a line of businesses) of the registrant and for which the fair value of the business or net assets to be required represents at least 80% of the maximum offering proceeds, the registrant shall file a post-effective amendment" to its S-1 Registration Statement. In this transaction, the business and assets of the purchaser will represent 100% of the offering proceeds. Accordingly, a post effective amendment will be required. 230.419(e)(2)(iii) states the filing of this post-effective amendment suffices for the purpose of confirming the Purchaser's intent to invest in this blank check company and, consequently, all funds and securities which are deposited in connection with this offering would be entitled to be released.

     Capston will comply with the terms relating to an offer from a blank check company pursuant to 230.419 in the following manner. The stock transfer agent will be instructed to set up an escrow account for the Purchaser's securities and to deposit these securities into this escrow promptly upon issuance. As a practical matter, it will probably require a few weeks to print these certificates and the Purchaser may waive this protection and instruct the stock transfer agent to send these certificates directly to the Purchaser's agent. Nevertheless, the protections mandated by this provision will be implemented. Capston will prepare an Amendment to the S-1 Registration, including a new financial statement for the company acquired and the pro forma financial information required by SEC rules and regulations. This Amendment will be ratified by the Purchaser after the stock transfer agreement and merger have been consummated. In effect, the Purchaser will thereby confirm their investment and qualify all funds and securities which are exchanged to be released.

     Although no proceeds will be exchanged between the Purchaser and the Registrant (i.e. Arnox), Capston and Mr. Sirak will receive fees for services performed. These fees will be paid by the Purchaser, and they will be paid before the stock is transferred and the merger is implemented. Furthermore, it will be clear in the documents executed and from the nature of the services performed, that the Registrant will not be entitled to receive any of these fees. [See Capston.] Since these fees for Capston and Mr. Sirak are not being paid by the Registrant nor are they for the Registrant, this SEC provision does not stipulate that these fees must be deposited in escrow.

Comment on Shell Companies

      In street vernacular, blank check companies are frequently referred to as shell companies. The entire discussion of shell companies is frequently peppered with emotionally charged words such as shell game, or phony stock, or phony prices, or false business values and the like. It is true, the shell business seems to have more than its share of fast buck artists. It is also true that the shell business includes legitimate organizers. If you look at this field with some perspective, you discover that the problem is not the shells per se. The problem arises because of what people do with these shells.

     The most common abuse concerns the manipulation of a shell's price to a figure bearing no relationship to the underlying financial condition. This is effected by broker-dealers. In fact, the manipulation of a shell corporation stock would be impossible without the active connivance of a trader-dealer. All trading in Arnox stock virtually stopped when the stock was removed from NASDAQ. Capston will not take any steps to renew this trading activity until a Purchaser has been identified and approved by the stockholders and the stock transfer and merger agreement has been consummated. Without a current Form 15c 2-11 on file with NASD, trading in Arnox stock should remain suspended. This will effectively guard against any price manipulation. When the change of control is completed, Capston will assist in the drafting of the 15c 2-11 Form required by the SEC and NASD, to be sure this public information is written truthfully.

      Another abuse concerns blind pools, which are offerings in which the use of the proceeds is not specified. Blind pool shells are frequently vehicles for fraud. This transaction will not be a blind pool. Arnox stockholders will receive a prospectus which fully identifies the Purchaser and the Purchaser's business.

      Sometimes, a promoter takes over a shell and, as issuer, circulates unfounded and irresponsible reports about its operations.2 This is done to elevate the price of the stock and give the appearance of a financial colossus. In truth, there is nothing substantive supporting this price. To insure that this does not occur, Capston will not entertain any start-ups. Only established businesses will be given serious consideration.

      To further guard against stock manipulation, the stock sold to the Purchaser will be restricted. This will keep this block of stock out of the market for at least two years.

      None of the abuses commonly associated with shells will be tolerated while Capston acts as a mandate for Arnox. However, Capston is not in the business of buying and selling stocks and Capston has no plans for taking any significant stock position with Arnox, once the change of control is consummated. Capston intends to fade into the background as just another stockholder when this is over. After control has changed to another party, Capston will no longer be in a position to dictate events. Hopefully, the Purchaser found by Capston and approved by you, the Arnox stockholders, will possess the same integrity evidenced by the initial directors of this company. With luck, this Purchaser will lead this corporation into a new and brighter future, thereby confounding the skeptics that expect only evil to emanate from shells. In any event, Arnox has hit such a low point, it owes it to itself to try. Arnox has nowhere else to go but up.

Private Offering Exemption

      The general rule is that all security offerings are subject to the registration requirement imposed by Section 5 of the Securities Act of 1933 [15 USC 77a - 77aa] unless the offer qualifies for a specific exemption. Only two registration exemptions were written into the Securities Act adopted in 1933. One is called the Private Offering Exemption. Congress provided a private offering exemption because they realized that the financial and administrative burdens imposed by registration would be particularly onerous upon a company that sought to make an offer to a relatively small number of investors. Accordingly, the private offering exemption applies to "transactions by an issuer not involving any public offering." [ 4(2), 1933 Act, 15 USC 77(d)(2)]

      The private offering exemption has played an important role in the securities field. This is the vehicle which affords the basis for a private placement. Although private placements are typically associated with investment banking firms and institutional investors such as insurance companies and pension funds, the private placement can also be used as the means for a start-up company to raise its initial capital. Private placements are relied upon in the issuance of securities by a company in connection with business combinations and asset acquisitions. The Arnox Registration Statement can be viewed as an asset. Arnox needs to exchange its status as a public company in return for a Purchaser who installs new management. This is both a business combination and an asset acquisition.

      A short, precise and clear definition of the private offering exemption is impossible, due to the fact that its availability depends in large part upon the administrative and judicial gloss that has been bestowed upon it through more than forty years of interpretation. However, the private placement exemptions' critical elements and the fundamental judicial and administrative interpretations that have molded the private placement exemption into its its current form and defined its present utility, can be reviewed with sufficient particularity, so as to explain why and how the private placement offering is available to Arnox.

      The private placement exemptions' critical elements can be described in the following terms. First, there can be no general advertising or public solicitation of purchasers. Second, the purchasers must have access and be given full disclosure of all material information about the registrant, in this case Arnox. This second element requires a Private Placement Memorandum. Third, the purchaser must have sufficient knowledge and experience to understand the risks that are inherent in the offering. This is the quality referred to as sophistication. Finally, this exemption is lost if the purchasers become conduits in the transfer of securities to unqualified purchasers. The distribution of Arnox stock must come to rest in the hands of only qualified purchasers. When these elements are in place, the private placement exemption is available.
      The leading U.S. Supreme Court decision relating to the private placement exemption involved the 1954 decision, SEC v. Ralston Purina Co., 346 U.S. 119 (1954). This decision established the basic principle that the private placement exemption was available only for an offer made exclusively to persons "able to fend for themselves." [Id. at 125.] The ability to fend for oneself depends upon access to the same kind of information as that which would be included in a registration statement and the sophistication of the purchaser. Under the Ralston Purina decision, the number of purchasers is irrelevant. In the case of Arnox, there is no problem with either of these requirements. The Capston Plan includes a Private Placement Memorandum. This private placement memorandum will fully disclose the Registration Statements previously filed by Arnox and its bankruptcy. The affairs of Arnox are literally a open book. Registration Statements and Bankruptcy files are public records, open and available to any member of the public that has the inclination, the curiosity and the time to retrieve Arnox's files from the archives. The matter of sophistication is an element fully under Capston's control. Capston expects to encounter parties that want to become public, but do not qualify. Since Arnox and its delegated agent, Capston, has the burden of proof to establish the availability of the private offering exemption if this is ever challenged, the two year mandate has been requested with the view of sifting through the chaff till the wheat is found. Of course, Capston must fully disclose the credentials of this purchaser for final approval from all security holders, which serves as a further safeguard to insure that only a truly sophisticated party can act on this offer.

     On November 6, 1962, the SEC issued Release No. 4552, titled Nonpublic Offering Exemption. This Release stated, "an increasing tendency to rely upon the exemption for offerings of speculative issues to unrelated and uninformed persons prompts this statement to point out the limitations on its availability." The SEC Release went on to state that whether a transaction was or was not a public offering essentially turned on a question of fact and necessitated a consideration of all surrounding circumstances.

      This SEC Release focused upon the parties that are making the offer, in essence, the registrant. This Release states, "negotiations or conversations with or general solicitations of an unrestricted and related group of prospective purchasers for the purpose of ascertaining who would be willing to accept an offer of securities is inconsistent with a claim that the transaction does not involve a public offering even through ultimately there may be a few knowledgeable purchasers." Cognizant of this guideline, Capston will pursue its purchasers through previously established and reliable channels, such as attorneys with a securities practice that help private companies become public, and through financiers that have clients who desire to become public. In this regard, Capston has excellent connections with attorneys and financiers in the U.S. and abroad, both in Asia and in Europe. Some of these parties have already contacted Capston, which explains why this effort was initiated. These confidential contacts are in contact with established companies that wish to become public in the U.S. Absolutely no advertising has been done or will be done by Capston. Through these confidential contacts, Capston expects to have no problem finding suitable purchasers while conducting itself in strict compliance with this SEC maxim.

      In its Release, the SEC states that the "sale of stock to promoters who take the initiative in founding and organizing the business would come within the exemption." This is precisely the situation which faces Arnox. Arnox has no business. The purchasers of this stock will have to organize this business from the ground up. In one of the clearest, most unequivocal passages in this entire Release, the SEC confirms the availability of the private offering exemption under this circumstance.

      If the services of a broker-dealer are used, this private offering exemption can be lost. Using "the facilities of a securities exchange to place the securities necessarily involves an offering to the public." For this reason, Arnox needs to place these securities itself. No broker-dealer will be employed. Instead, Arnox's stock transfer agent will be kept fully appraised of the progress. When a purchaser is approved and a second proxy has been mailed to all security holders, the authority derived from the next proxy will be used to issue instructions to Arnox's stock transfer agent. In this manner, Arnox will go through a ten for one reverse split, then issue the stock that has just been surrendered as a result of this reverse split to the purchaser. Since only a few certificates will be involved for the purchaser and all of these certificates will be burdened with restrictive legends, this can be fully accommodated by the stock transfer agent. Of course, each existing security holder must take the initiative and surrender their own certificate after the restructuring is completed.

      Another limitation discussed in the SEC Release is the danger that the purchasers are just conduits for a wider distribution. To guard against this phenomena, all securities issued to the purchaser will be restricted. This is a job which can also be performed for the Registrant by its stock transfer agent.

       Based upon Capston's review of the private offering exemption, Capston is of the belief that the transaction proposed in the Capston Plan can qualify for the private offering exemption and Arnox, in its capacity as a Registrant in good standing, can issue these shares directly to a properly qualified purchaser.

        [The rest of this page deliberately left blank.]

















        VI. COMPLIANCE WITH SEC PROXY SOLICITATION RULES

       SEC Schedule 14A dictates the necessary content of a proxy statement, issued pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. 240.14a-101 (C) requires a full disclosure of the credentials of all parties that seek positions or relationships with the registrant. Ms. Sally Fonner seeks a position as the mandated agent of the Registrant. Her attorney, Norman L. Sirak, seeks a relationship with registrant, namely the right to file materials on behalf of the registrant with the SEC and to structure a transaction which will shift ninety percent of the Registrant's stock to a new party and shrink the interest of existing security holders from 100% to approximately 10%. Ms. Fonner and Mr. Sirak qualify as both a participant and as a participant in a solicitation as these terms are used in the instructions for 240.14a-101 Item 4. Accordingly, background materials on both Ms. Fonner and Mr. Sirak are required and can be found on page nine. [See Biographical Sketches.]

      Because this is an action to be taken by written consent, there is no date, time or place for a meeting of the security holders and this information is not applicable. In compliance with 240.14a-101 Item 1 (a), the date by which consents must be submitted is set forth prominently on the cover and in the preamble of this proxy. In addition, the approximate date on which the proxy material was first sent to security holders is set forth on the first page.

      240.14a-101 Item 2 requires the person issuing the proxy to state whether or not this person has the power to revoke it. Ms. Fonner, acting on behalf of Capston, has the right of revocation and this power will be exercised if any matter contemplated in her plan should be found to be violative of federal or state law. Ms. Fonner has already devoted considerable time and expense in researching this question. The Capston Plan has been carefully formulated so as to comply with all applicable laws. However, in the unlikely event that a compliance problem is encountered, Ms. Fonner will exercise her right of revocation and withdraw this proxy. All security holders will be promptly advised of this decision and the reasons therefor. Subject to this sole limitation, this proxy shall be deemed irrevocable.

      240.14a-101 Item 2 stipulates that if the proxy, before it is implemented, must comply with any formal procedure, this formal procedure must be fully described. The formal procedures entailed with implementing this proxy are extensive and, in some cases, beyond Capston's control. Assuming a favorable vote is given to the Capston Plan, these procedures include:

     (a.) A Current Report must be filed with the SEC [Form 8-K].
This must disclose the mandate issued to Capston, how this mandate was procured by Capston, and what plans the Registrant intends to pursue.

      (b.) Arnox must be brought current with its 10-K and 10-Q reports and all bills owed to the SEC must be paid in full.

      (c.) A search must be undertaken for a qualified company that wants to become public by acquiring Arnox. Extensive due diligence must be performed on this company. To qualify for the Private Offering Exemption, this company must be a sophisticated purchaser within an SEC context. In addition, background checks must be performed on all parties associated with the purchaser's company, including key executives making up the new management team.

      (d.) A Private Placement Memorandum must be issued to the Purchaser of Arnox's stock, along with a confirmation that Arnox is an SEC Registrant in good standing.

      (e.) A second proxy solicitation must be sent to all security holders. This proxy solicitation will ask all security holders to make an investment decision. Specifically, security holders will be asked to surrender their existing share certificates in exchange for a new certificate which will reflect a ten for one reverse split and a 100% to 10% dilution in their existing equity. Additionally, this proxy solicitation will fully disclose the identity of the purchaser of Arnox's ninety percent block of stock and ask security holders to approve the issuance of this ninety percent block of stock to this purchaser.

      (f.) The transfer of stock will be effected through an Acquisition Agreement. The purchaser will acquire a ninety percent block of stock in Arnox. For this stock, Arnox will receive a new management team and a new business purpose. Following this transaction, the capitalization of Arnox will be restructured, the company's name will be changed, and descriptive information will be released to the market place relating to the company under its new management and control group.

       (g.) One final notice will be sent to security holders, advising them of the consummation of this transaction and providing security holders with directions for exchanging their existing certificates for new certificates, or for replacing their certificates if they are lost, and then getting them issued in the new company's name.

       Once this is accomplished, the mandate set forth in this proxy will be fully performed.

       240.14a-101 Item 3 requires a proxy to indicate the effect of a security holder's failure to vote and in particular, if this failure will constitute a waiver. The author of a proxy is further required to state their position in regard to these matters and what authority supports this position. SEC Regulation 14C, 240.14c-1 (g) defines the term proxy as "every proxy, consent or authorization within the meaning of section 14(a) of the Act. The consent or authorization may take the form of failure to object or to dissent. [Emphasis added by Capston.] Capston takes the position that every failure to object or to dissent shall be interpreted as a consent and as an authorization to pursue the Capston Plan.

      240.14a-101 Item 4 (a) requires the party that makes this solicitation to be identified with particularity, especially when this party is not the Registrant. Capston and Ms. Fonner are not the Registrant. Capston is a minor stockholder and Ms. Fonner is Capston's chief executive officer. However, if this solicitation is approved, Capston may represent itself to the SEC and to outsiders as the Registrant for the next two years, unless the purposes set forth in this proxy are accomplished within a shorter span of time, which is deemed likely.

      240.14a-101 Item 4 (b) requires a disclosure as to how the solicitations are being made and the methods employed to solicit security holders. Capston is handling the printing and mailing of these disclosures to security holders. Capston acquired its initial list of security holders from the Arnox bankruptcy filing, Schedule A-3.1 [Debtor's List of Equity Security Holders], filed as required by Bankruptcy Rule 1007(a)(3). Recently, Capston has paid Continental Stock Transfer to restore the Arnox file, and this list will be consulted before the second proxy statement is distributed. All proxy - information statements were sent via first class mail to the address listed on the schedule in this bankruptcy filing. Since Capston is not the Registrant, there are no issues concerning the use of employees to perform this work, which is another concern in 240.14a-101 Item 4 (b).

      240.14a-101 Item 4(b)(4) requires a disclosure as to the total amount spent to date in connection with this solicitation. Capston has spent approximately $5,000 to acquire the names of security holders, for printing these proxies, and for first class postage. In addition, an as yet undefined sum has been spent for miscellaneous reasons, such as retrieving information on Arnox from Disclosure, Inc., retrieving information required from the state regulatory body and for phone and courier liaison with these parties. Finally, Mr. Sirak has charged Capston $8,000 for designing and writing this Proxy - Information Statement. These expenses will all be borne ultimately by Capston. Reimbursement will not be sought for any of these expenses from Arnox, the Registrant, regardless of whether this proxy solicitation is approved or fails. Capston does intend to collect a fee for its services from the proposed purchaser of Arnox stock, and this fee is expected to cover these expenses.

      240.14a-101 Item 5 requires Capston, Ms. Fonner and Mr. Sirak to briefly describe any substantial interest, direct or indirect, which they will gain if this matter is favorably acted upon. Capston, and through Capston Ms. Fonner, will realize a substantial fee from the party that ultimately elects to assume the ninety percent block of stock in Arnox. This fee can equal $75,000 or more for Capston. Mr. Sirak will submit bills for legal services and it is estimated, Mr. Sirak's legal fees can also equal $75,000 or more. None of Mr. Sirak's legal fees will be charged to Registrant.

       240.14a-101 Item 5 further requires a comment which addresses the matter of whether a participant in this proxy solicitation will realize a benefit, in terms of stock, which is not shared on a pro rata basis with all other security holders of the same class. Capston presently owns 882 shares of Arnox stock. Ms. Fonner and Mr. Sirak do not own any shares of Arnox stock. Once the ten-for-one reverse split is implemented, the holdings of Capston will be reduced just like every other security holder's interest will be reduced. Neither Capston, Ms. Fonner or Mr. Sirak will realize any windfall in stock through this transaction, nor will Capston enjoy any benefit which is not shared on a pro rata basis with all other security holders.

      240.14a-101 Item 5(b) requires a participant in a proxy solicitation to disclose what dealings have occurred in the past year vis-a-vis Arnox's stock and this participant. Capston purchased 882 shares of Arnox stock on June 6, 1996. This is the full extent of the contact which has occurred between Capston, Ms. Fonner and Mr. Sirak, pertaining to Arnox's stock. No arrangements have been made concerning puts or calls with Arnox's stock, or guarantees against loss or guarantees against profits, or any of the other matters addressed in this regulation.

       240.14a-101 Item 12 requires disclosure of certain information if action is to be taken with respect to the modification of any class of securities, or the issuance or authorization for issuance of securities of the registrant in exchange for outstanding securities of the registrant. In this proxy solicitation, authorization is sought for issuance of securities in the registrant in exchange for outstanding securities of the registrant. Specifically, the security holders are being requested to authorize an offer of ninety percent of the issued and outstanding shares of the Registrant's Common Stock to an outside party. To make this transfer of stock possible, security holders are being further requested to accept a 100% to 10% dilution in their present holdings. Stated differently, security holders are being asked to approve a ten for one reverse split. This reverse split will shrink the number of issued and outstanding shares of Common Stock from 3,417,025 to 341,702.3 This action will then make it possible to transfer the stock just released, namely 3,075,322 shares, for transfer to the outside purchaser.

      The depressed value of Arnox stock affords sufficient good cause to suggest this exchange. Although the equity of existing security holders will shrink from 100% of the registrant to 10% of the Registrant, the market value of the Registrant's stock is expected to increase by more than a ten for one factor, which should compensate in absolute financial terms for the decrease in shares that will be incurred by every stockholder. In fact, due to the extremely depressed price of the Registant, an increase of much more than ten for one in monetary value [i.e an increase from 1 cent to ten cents constitutes a ten for one increase in monetary value] is distinctly possible. Finally, under current conditions, there is no market for Arnox's stock. The infusion of a new management and new operations will create a new market for Arnox stock.

      240.14c-5(a) stipulates that the information statement shall be filed with the Commission at least ten calendar days prior to the date that definitive copies are first sent or given to security holders. In computing this ten day period, the filing date of the preliminary copies is to be counted as the first day and the eleventh day is the date when definitive copies may be mailed. In this instance, these preliminary copies will be mailed from Ohio and three days will be allowed for the U.S. Postal service to deliver this mail. Thus, in computing this ten day period, the fourth day after these statements are mailed shall be deemed the first day, and the fifteenth day after they are mailed, assuming there is no objection from SEC staff, shall be deemed the eleventh day for the purpose of this computation. On this fifteenth day, these proxy statement may be mailed to security holders.

      240.14c-4(a) requires the information included in the information statement to be clearly presented and the statements divided into groups according to subject matter with appropriate headings. The order of items and sub-items in the schedule need not be followed. 240.14c-4(b) states that the information statement shall be sent or given at least 20 calendar days prior to the meeting date or, in the case of corporate action taken pursuant to consents or authorizations of security holders, at least 20 calendar days prior to the earliest date on which the corporate action may be taken. 240.14c-4(c) stipulates that all information statements must be in roman type and at least as large and legible as 10-point modern type. This text for this proxy information is printed in 12-point Roman type and footnotes are printed in 10 point Roman type.

      240.14c-6(a) states that no information statement shall contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading. 230.419, an Offering from a Blank Check Company, a comment on shell companies and a description of the Private Offering Exemption are all deemed material within the context of this solicitation for stockholder consents. It is submitted that this material, coupled with the remaining matters addressed in the Proxy, comply with 240.14c-6(a) and insure that sufficient information has been provided relating to the circumstances surrounding this proposal to effectively guard against the prospect of any false or misleading statement, or any omission of a material fact.

      If the registrant's list of security holders indicates that some of its securities are registered in the name of a clearing agency registered pursuant to section 17A of the Act (e.g., "Cede & Co.," nominee for the Depository Trust Company), the registrant must make appropriate inquiry of the clearing agency and thereafter of the participants in such a clearing agency who may hold on behalf of a beneficial owner, securities of Arnox. Accordingly, if any such beneficial owners exist and have not received a copy of this proxy information, upon being advised of these parties, proxy statements will be immediately issued and the earliest date upon which action can be taken shall be extended automatically for another twenty days, to give said beneficial owners an opportunity to respond in accord with 240.14c-7.

                          CONCLUSION

      Please print and sign your name on this proxy exactly as your name appears on your stock certificate, and vote for the Capston Plan.

Capston Network, Co.


By ___________________

Sally Fonner / President
   June 13, 1996
_______________________________
     1  Ms.  Fonner  does  not  own any shares  of  Common  Stock directly, but may be deemed to have voting control over  the  884 shares owned by Capston Network, Co.

     2 In the most famous of this class of cases, the SEC incorporated the correction of an unfounded rumor in its Exchange Act Release, No. 8282 (March 27, 1968), concerning Sante Fe International, Inc. This retraction stated, "The following rumors concerning Santa Fe have been circulating, none of which are true. They are absolutely false. We do not have two former governors of Colorado on our board of directors. We are not operating a silver mine. We are not being taken over by an insurance company. We do not have the food and beverage concession on the ship Queen Elizabeth. We are not contemplating building a ski lodge near Georgetown, Colorado. ... As of February 1, 1968, the company ... had current assets consisting of cash in the sum of $7.80."

     3 The final number will probably vary slightly from this figure. Under the Capston Plan, every shareholder will receive at least one share in the Restructured company, even if this stockholder has only one security in Arnox. As a result, there may be a few instances in which one share in the Restructured Company will be issued for less than ten shares. This will serve to increase the percentage of stock held by present security holders to a figure slightly over 10%. Contrarily, all fractions of shares will be rounded downward if the fraction is .5 or less, and shall be rounded upward if the fraction is .6 or higher. This rounding downward, because it includes five of the nine available digits, will tend to lower the percentage held by existing shareholders. Beyond moving the final figure slightly off the 90% to 10% figures, both factors are expected to have a de minimis effect on the total dispersion.